UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

VANDA PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP TANG CAPITAL MANAGEMENT, LLC KEVIN C. TANG ANDREW D. LEVIN, M.D., Ph.D.
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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PRELIMINARY COPY — SUBJECT TO COMPLETION
April •, 2009
2009 ANNUAL MEETING OF STOCKHOLDERS
OF
VANDA PHARMACEUTICALS INC.

PROXY STATEMENT OF TANG CAPITAL PARTNERS, LP

To Our Fellow Vanda Pharmaceuticals Inc. Stockholders:

This Proxy Statement and the accompanying WHITE proxy card are being furnished to stockholders of Vanda Pharmaceuticals Inc. (the “Company” or “Vanda”) in connection with the solicitation by Tang Capital Partners, LP (“Tang Capital,” “us” or “we”) of proxies to be used at the Company’s 2009 Annual Meeting of Stockholders, which is to be held on [June 5, 2009] at  •  (local time), at  • , and at any adjournments, postponements or continuations thereof (the “Annual Meeting”).  The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as •, 2009 (the “Record Date”).  Stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting.  This proxy statement and the accompanying WHITE proxy card are first being furnished to Vanda stockholders on or about April • , 2009.

At the Annual Meeting, the Participants (as hereinafter defined) will seek to elect to the board of directors of the Company (the “Board”) a slate of two nominees— Kevin C. Tang and Andrew D. Levin, M.D., Ph.D. (each a “Nominee” and, collectively, the “Nominees”).  Each of the Nominees has consented to being named in this proxy statement, and to serve as a director if elected. Pursuant to this proxy statement, Tang Capital is soliciting proxies from holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to vote for the Nominees.

PLEASE VOTE FOR KEVIN C. TANG AND ANDREW D. LEVIN, M.D., Ph.D.
AS DIRECTORS OF THE COMPANY USING THE ENCLOSED WHITE PROXY CARD.

Additionally, at the Annual Meeting, Tang Capital will propose a stockholder resolution whereby the stockholders of the Company request that the Board promptly take all necessary action to swiftly and orderly liquidate the Company’s remaining assets and return all remaining capital to the Company’s stockholders.

PLEASE VOTE FOR PROPOSAL 2 AND HELP US ENCOURAGE THE BOARD TO TAKE ALL ACTION NECESSARY TO MAXIMIZE THE VALUE OF THE STOCKHOLDERS’ INVESTMENTS IN THE COMPANY AND PREVENT FURTHER EROSION OF STOCKHOLDER VALUE.

Tang Capital intends to deliver a proxy statement and form of proxy to holders of, in the case of Proposal 2, at least the percentage of the Company's voting shares required to carry Proposal 2 and, in the case of the Nominees, a sufficient number of holders of the Company's voting shares to elect the Nominees.

What you need to do now

Your vote is extremely important, regardless of whether you own one share or many shares. Tang Capital urges you to complete, sign, date and return the enclosed WHITE proxy card today!

•	If your shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Tang Capital, c/o The Altman Group, in the enclosed postage-paid envelope today.

•
If you have previously signed and returned a [BLUE] proxy card to the Company, you have the right to change your vote. Only your latest dated proxy card will count at the Annual Meeting. To revoke any [BLUE] proxy card you have already sent to the Company, please sign, date, and mail the enclosed WHITE proxy card to Tang Capital, c/o The Altman Group, in the enclosed postage-paid envelope today. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to The Altman Group at the address below, or by voting in person at the Annual Meeting.

•
If your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares.  Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card on your behalf.  Tang Capital urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of those instructions to Tang Capital, c/o The Altman Group, at the address set forth below and on the back cover of this Proxy Statement, so that we are aware of your instructions and can attempt to ensure that they are followed.

•	If you have any questions, require assistance in voting your WHITE proxy card or need additional copies of our proxy materials, please call The Altman Group at the phone numbers listed below.

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ  07071
Banks & Brokers call: (201) 806-2214
Shareholders call:  (866) 620-8437

BACKGROUND AND REASONS FOR THE SOLICITATION

Tang Capital has engaged in discussions with the Company and the Board with regards to the strategic direction of the Company.  We believe that in order to maximize value for all stockholders, the Company must cease operations immediately, liquidate the Company’s assets and distribute all remaining capital to the Company’s stockholders.

Since the Company continues to operate as of the date of this Proxy Statement and has not publicly announced any plan of liquidation and dissolution, we believe the Board has rejected our proposal to immediately cease all operations, liquidate the Company’s assets and distribute all remaining capital to the Company’s stockholders.  In light of the foregoing, and in order to preserve and maximize the diminishing value of the Company’s assets for the benefit of all stockholders, Tang Capital has nominated Kevin C. Tang and Andrew D. Levin, M.D., Ph.D. for election to the Board at the Annual Meeting and proposed a stockholder resolution to be voted on at the Annual Meeting whereby the stockholders will request that the Company cease operations immediately, liquidate the Company’s assets and distribute all remaining capital to the Company’s stockholders.

On February 13, 2009, Tang Capital delivered a letter (the “Letter”) to the Nominating and Governance Committee of the Company recommending Mr. Tang and Dr. Levin as nominees for election to the Board at the Annual Meeting. On the same date, Tang Capital also delivered a notice (the “Notice”) to the Company of its intention to, among other things, nominate Mr. Tang and Dr. Levin for election to the Board and propose the stockholder resolution described herein.

Since delivery of the Letter and Notice, the Board has failed to engage with Tang Capital in a dialogue on the merits of its recommendations. Tang Capital therefore decided to embark on this solicitation of proxies to elect the Nominees and approve the resolution described herein.  See the information under the heading “Proposal 1 – Election of Directors” beginning on page • for additional information about the Nominees.  Further, Tang Capital believes that the proposed resolution is the best way for the stockholders to let the Board know what the stockholders consider to be the best direction for the future of the Company in a manner that is quantitative, clear and indisputable.

SHARES OUTSTANDING AND VOTING RIGHTS

Only holders of Common Stock of record at the close of business on • (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Stockholders who sell shares of Common Stock before the Record Date may not vote such shares at the Annual Meeting.  In addition, stockholders who acquire shares of Common Stock after the Record Date may not vote such shares at the Annual Meeting, unless those stockholders obtain a proxy to vote such shares from the stockholder of record on the Record Date.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to one vote per share at the Annual Meeting on each proposal.

As of the date of this proxy statement, Tang Capital and its affiliates beneficially own an aggregate of 3,965,852 shares of Common Stock, representing approximately 14.9% of the Company’s outstanding shares of Common Stock.  According to the Company’s Annual Report on Form 10-K for the period ending December 31, 2008 there were 26,653,478 shares of the Company’s Common Stock outstanding as of March 11, 2009.  Tang Capital intends to vote all of the shares it beneficially owns FOR the election of the Nominees and FOR Proposal 2.

VOTING AND PROXY PROCEDURE

Quorum

The conduct of business at the Annual Meeting requires a quorum. According to the bylaws of the Company, the holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum for all purposes. Under applicable law, abstentions and “broker non-votes” count toward the quorum. A “broker non-vote” occurs when shares held of record by a bank, broker or other holders of record for a beneficial owner are deemed present at the meeting for purposes of a quorum, but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner on how to vote on such proposal.

Proposal 1: Election of Directors

The two nominees for election to the Board who receive the most votes cast in favor of their election at the Annual Meeting (also known as a “plurality” of the votes) will be elected. Abstentions, broker non-votes and withheld votes will have no effect on the outcome of director elections.

With respect to Proposal 1, the accompanying WHITE proxy card will be voted in accordance with the stockholder’s instructions on such WHITE proxy card.  Stockholders may vote for the Nominees by marking the proper boxes on the WHITE proxy card.  If no instructions are given with respect to this item, the WHITE proxy card will be voted FOR all Nominees.

Proposal 2: Approval of Stockholder Resolution

Proposal 2 will be approved by the stockholders if the votes cast FOR Proposal 2 exceed the votes cast AGAINST Proposal 2.  Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 2.

With respect to Proposal 2, the accompanying WHITE proxy card will be voted in accordance with the stockholder’s instructions on such WHITE proxy card.  Stockholders may vote on the approval of the stockholder resolution by marking the proper box on the WHITE proxy card.  If no instructions are given with respect to this item, the WHITE proxy card will be voted FOR the stockholder resolution.

Proposal 3: Ratification of Selection of Auditors

Based on information contained in the Company’s proxy statement for the 2008 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2008 (the “2008 Proxy Statement”), it is expected that at the Annual Meeting stockholders will be asked to ratify the appointment by the Board of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year 2009.  We are not making any recommendation on this proposal.  Please refer to the Company’s proxy statement for the Annual Meeting, when available, for a more detailed discussion of this proposal.

Proposal 3 will be approved by the stockholders if the votes cast FOR Proposal 3 exceed the votes cast AGAINST Proposal 3.  Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 3.

With respect to Proposal 3, the accompanying WHITE proxy card will be voted in accordance with the stockholder’s instructions on such WHITE proxy card. Stockholders may vote on the ratification of the appointment of PricewaterhouseCoopers LLP by marking the proper box on the WHITE proxy card.  If no instructions are given with respect to this item, you will be deemed to have given a direction to ABSTAIN from voting the shares represented by the WHITE proxy card with respect to the ratification of the appointment of PricewaterhouseCoopers LLP.

Revocation of Proxies

Stockholders of the Company may revoke their proxies at any time prior to the vote at the Annual Meeting by attending the Annual Meeting and voting the shares held in their name, or by voting shares pursuant to a “legal proxy” from their nominee holder, in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a properly completed and subsequently dated proxy will also constitute a revocation of any earlier dated proxy.  Written notices of revocation may be delivered either to Tang Capital, c/o The Altman Group, its proxy solicitor, at its address set forth on the back cover of this Proxy Statement, or to the Company at Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, MD 20850 or any other address provided for the purpose of revoking proxies by the Company.  Although a written notice of revocation is effective if delivered to the Company, Tang Capital requests that either the original or photostatic copies of all written notices of revocation be mailed to Tang Capital in care of their proxy solicitor at the address set forth on the back cover of the Proxy Statement so that Tang Capital will be aware of all revocations.  Additionally, The Altman Group may use this information to contact stockholders who have revoked their proxies in order to solicit later dated WHITE proxies for the election of the Nominees and the other proposals set forth herein.

Other Matters To Be Considered At The Annual Meeting

Except as set forth above, we are not aware of any matters to be brought before the Annual Meeting. Should other matters properly be brought before the Annual Meeting, the attached WHITE proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such other matters and on all matters incident to the conduct of the Annual Meeting.

Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION

Tang Capital, Tang Capital Management, LLC, Kevin C. Tang and Andrew D. Levin, M.D., Ph.D. are participants (collectively, the “Participants”) in the solicitation of proxies for the Annual Meeting.  Information concerning the Participants, including information related to all transactions by the Participants in the Company’s securities within the past two years, is set forth in Annex A to this proxy statement.

 Except as set forth in this Proxy Statement (including the Annexes hereto), to the best of Tang Capital’s knowledge:

•	during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);
•	no Participant directly or indirectly beneficially owns any securities of the Company;
•	no Participant owns any securities of the Company which are owned of record but not beneficially;
•	no Participant has purchased or sold any securities of the Company during the past two years;
•
no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

•
no Participant is, or within the past year was, a party to any contract, arrangement or understanding with any persons with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, divisions of losses or profits, or the giving or withholding of proxies;

•	no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company;
•	no Participant owns beneficially, directly or indirectly, any securities of a parent or subsidiary of the Company;
•
no Participant or any of its immediate family members, associates or associates’ immediate family members were a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $120,000;

•	no Participant or any associate of a Participant is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries;
•
no Participant or any of its immediate family members, associates or associates’ immediate family member have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and

•
no person, including the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise, in any manner to be acted on at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Tang Capital is seeking your support at the Annual Meeting to elect the Nominees.  The Board currently consists of seven members who are divided into three classes.  We are seeking your support at the Annual Meeting to elect the Nominees in opposition to the two individuals nominated by the Company.  If elected, each Nominee would hold office for a term expiring at the 2012 annual meeting of stockholders and will remain in office until his successor has been duly elected and qualified (or until the director’s death, resignation or removal).

Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly held companies of each Nominee for at least the past five years.  Each of the Nominees is a citizen of the United States of America.  Each of the Nominees is independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K.

Kevin C. Tang. Kevin C. Tang, is the Managing Director of Tang Capital Management, LLC, an investment firm focused on the health care industry that he founded in August 2002.  From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex. Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s life sciences research group.  Mr. Tang currently serves as a director of Ardea Biosciences, Inc. and A.P. Pharma, Inc. and serves on the board of two privately held companies.  Mr. Tang received his B.S. degree in Psychology from Duke University.  Mr. Tang’s business address is 4401 Eastgate Mall, San Diego, CA 92121.  Mr. Tang is 42 years old.

Andrew D. Levin, M.D., Ph.D.  Andrew D. Levin, M.D., Ph.D. has served as a Principal at Tang Capital Management, LLC, an investment firm focused on the health care industry, since April 2008.  From July 2007 to April 2008, Dr. Levin served as a Business Development Manager at Genzyme Corporation, a pharmaceutical company.  Dr. Levin received a B.S.E. degree in Mechanical Engineering from Princeton University, a Ph.D. in Bioengineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.  Dr. Levin’s business address is 4401 Eastgate Mall, San Diego, CA 92121.  Dr. Levin is 32 years old.

Under Delaware corporate law, the Board is charged with the management of the Company, including determining its strategic direction.  Tang Capital believes, therefore, that if the Nominees are elected they would be in a position, as directors of the Company, to influence the strategic direction of the Company in accordance with their fiduciary duties.

The Nominees will constitute a minority of the Board if they are elected and, therefore, even if they vote in a coordinated manner, will not be able to cause the adoption of any measure without the support of other members of the Board.  Depending on the responsiveness of the Board to any proposals or initiatives presented by the Nominees, Tang Capital may seek to nominate additional directors to the Board at the 2010 annual meeting if Tang Capital believes that additional representation on the Board would make its efforts more effective.

The beneficial ownership of Common Stock of the Nominees is set forth on Annex A under the heading “Information Regarding the Participants in the Solicitation.”  None of the Nominees have any contract, arrangement or understanding with the Company, or any financial interest concerning the Company other than their financial interests in the value of the Common Stock as set forth on Annex A.

Tang Capital reserves the right to nominate additional persons if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to this paragraph are without prejudice to the position of Tang Capital that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve would be inappropriate.  In the event that any additional person is nominated by us as a result of any increase in the size of the current Board or increase in the number of directors whose terms expire at the Annual Meeting, then such person will be named and information regarding such person will be provided to stockholders in a proxy supplement and revised proxy card disseminated at that time.

WE STRONGLY URGE YOU TO VOTE FOR THE ABOVE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT. IF YOU SIGN THE ENCLOSED WHITE PROXY CARD WITHOUT INDICATING YOUR VOTE, YOU WILL BE DEEMED TO HAVE DIRECTED THE APPOINTED PROXIES TO VOTE YOUR SHARES FOR THE ELECTION OF ALL OF THE NOMINEES.  IF YOU HAVE ALREADY RETURNED A PROXY CARD FURNISHED BY COMPANY MANAGEMENT TO THE COMPANY, SUBMITTING A WHITE PROXY WITH A LATER DATE WILL REVOKE THE EARLIER PROXY.

PROPOSAL 2 – STOCKHOLDER RESOLUTION

Tang Capital is seeking your support at the Annual Meeting to approve the following resolution of the stockholders:

Now, Therefore, Be It Resolved, that the stockholders of the Company hereby request that the Board of Directors of the Company promptly take all necessary action to swiftly and orderly liquidate the Company’s remaining assets and return all remaining capital to the Company’s stockholders.

By approving this Proposal 2, the stockholders can send a message to the Board that the equity owners of the Company favor its liquidation.  However, this Proposal 2 is an advisory vote.  The Board will not be required to take the actions urged in the proposal even if it is approved by the required vote of stockholders.

None of the Participants has any contract, arrangement or understanding with the Company, or any financial interest concerning the Company other than their financial interests in the value of the Common Stock as set forth on Annex A.

WE STRONGLY URGE YOU TO VOTE FOR THE ABOVE STOCKHOLDER RESOLUTION BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT.  IF YOU SIGN THE ENCLOSED WHITE PROXY CARD WITHOUT INDICATING YOUR VOTE, YOU WILL BE DEEMED TO HAVE DIRECTED THE APPOINTED PROXIES TO VOTE YOUR SHARES FOR THE PROPOSAL.  IF YOU HAVE ALREADY RETURNED A PROXY CARD FURNISHED BY COMPANY MANAGEMENT TO THE COMPANY, SUBMITTING A WHITE PROXY WITH A LATER DATE WILL REVOKE THE EARLIER PROXY.

SOLICITATION OF PROXIES

Proxies may be solicited from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries in person and by mail, phone, publication and electronic means.

Tang Capital has entered into an agreement with The Altman Group for solicitation and advisory services in connection with this solicitation, for which The Altman Group will receive a fee not to exceed $25,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. The Altman Group will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Tang Capital will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Tang Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that The Altman Group will employ approximately • persons to solicit the Company’s stockholders for the Annual Meeting.

Tang Capital and its affiliates will pay the cost of its solicitation of proxies at the Annual Meeting, including the cost of preparing, assembling and mailing this proxy material to stockholders.  If its solicitation is successful and any or all Nominees are elected to the Board, Tang Capital may, without seeking further approval by the Company’s stockholders, seek reimbursement of its solicitation expenses from the Company.  Tang Capital’s regular full-time employees may solicit proxies during the course of their ordinary employment and will not receive any additional compensation.

Tang Capital has incurred costs for legal counsel and other services related to this solicitation.  The total cost of Tang Capital’s solicitation as of •, 2009 was approximately $•; Tang Capital estimates that the final cost of the solicitation will be approximately $•.

INFORMATION CONTAINED IN THE COMPANY PROXY STATEMENT

Tang Capital has omitted from this proxy statement certain information regarding the Company that may be deemed to be required by applicable law and that is included in the Company’s proxy statement for the Annual Meeting. This information includes, among other things:

•	Information relating to the ownership of Company securities by certain beneficial owners and management;
•	Information regarding the procedures for submitting stockholder proposals and director nominations and for consideration of stockholder proposals for inclusion in the Company’s proxy materials;
•
Information required under Item 407 of Regulation S-K of the Securities Act of 1933, as amended, regarding Director Independence, Board Meetings, Committees, Annual Meeting attendance, and Shareholder Communications;

•	Information regarding the Company’s directors, including its nominees for election at the Annual Meeting; and
•	Information regarding the Company’s compensation policies and compensation paid or payable to directors and executive officers.

Stockholders should refer to the Company’s proxy statement to review the Company’s disclosures with respect to these matters.  Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.  Because Tang Capital did not prepare the Company’s proxy statement or the Company’s other SEC filings and does not have first hand knowledge of, or any way to independently verify the accuracy or completeness of, the information contained therein, Tang Capital takes no responsibility for the accuracy or completeness of any such documents or filings.

The Company is subject to the periodic reporting requirements of the Exchange Act and in accordance therewith is required to file reports, proxy statements and other information with the SEC.  Reports, registration statements, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Documents filed electronically by the Company are also available at the SEC’s Website (http://www.sec.gov).

ADDITIONAL INFORMATION

The principal business address of the Company is 9605 Medical Center Drive, Suite 300, Rockville, MD 20850. The Company’s telephone number is (240) 599 - 4500.

PLEASE VOTE FOR OUR NOMINEES AND PROPOSAL BY SIGNING, DATING AND RETURNING A WHITE PROXY CARD TODAY!

Sincerely,

Tang Capital Partners, lp
by: Tang Capital Management, LLC, its general partner

/s/ Kevin C. Tang
Kevin C. Tang
Managing Director

ANNEX A

INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION

Tang Capital and its Affiliates

Tang Capital is a participant in this solicitation.  As of the Record Date and as of April •, 2009, the approximate date on which this Proxy Statement and the WHITE proxy card are being mailed to stockholders, Tang Capital is the beneficial owner of 3,665,852 shares of Common Stock, 100 of which are held of record by Tang Capital, which represents approximately 13.75% of the shares of Common Stock issued and outstanding.

Tang Capital Management, LLC, as the general partner of Tang Capital, may be deemed to beneficially own the 3,665,852 shares held by Tang Capital. Tang Capital Management, LLC shares voting and dispositive power over such shares with Tang Capital and Kevin C. Tang.

In the past, Tang Capital has held some of its shares in commingled margin accounts, which extended margin credit to Tang Capital, as and when required, to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and credit policies.  In such instances, the positions held in the margin accounts were pledged as collateral security for the repayment of debit balances in the accounts.  The margin accounts may have from time to time had debit balances. Since other securities were held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.  As of the date of this Proxy Statement no shares of Common Stock are held in margin accounts or otherwise pledged as security.

Tang Capital Management, LLC is the general partner of Tang Capital.  Kevin C. Tang is the Managing Director of Tang Capital Management, LLC.  Andrew D. Levin, M.D., Ph.D. is a Principal at Tang Capital Management, LLC.  Tang Capital is primarily engaged in the business of investing.  The principal business of the Tang Capital Management, LLC is acting as general partner of Tang Capital.  Because Tang Capital Management, LLC and Kevin C. Tang may directly or indirectly exercise control over Tang Capital, they may be deemed to beneficially own the shares of Common Stock held by Tang Capital and, together with Tang Capital, also may be deemed to be participants in the solicitation of WHITE proxies for the Annual Meeting.

The principal executive office of Tang Capital, Tang Capital Management, LLC and Kevin C. Tang is 4401 Eastgate Mall, San Diego, California 92121.

The foregoing percentages were calculated based on the 26,653,478 shares of Common Stock outstanding as of March 11, 2009, as reflected in the Company’s Annual Report for the period ending on December 31, 2008 and filed with the SEC on Form 10-K on March 13, 2009.

For information regarding purchases and sales of securities of Company during the past two years by Tang Capital and its affiliates, see the information below under the heading “The Participants’ Transactions in the Company’s Securities.”

Other Participants in the Solicitation

As Nominees, Kevin C. Tang and Andrew D. Levin, M.D., Ph.D. are also considered participants in this solicitation. Additional information concerning these individuals is set forth below.

Kevin C. Tang

The principal occupation of Mr. Tang is acting as the Managing Director of Tang Capital Management, LLC, the general partner of Tang Capital.  Mr. Tang’s business address is c/o Tang Capital Management, LLC, 4401 Eastgate Mall, San Diego, California 92121.

Kevin C. Tang is the beneficial owner of 3,965,852 shares of Common Stock, comprising 3,665,852 shares beneficially owned by Tang Capital Partners, LP, 217,584 shares beneficially owned by the Haeyoung and Kevin Tang Foundation, Inc., 41,208 shares beneficially owned by the Individual Retirement Account for the benefit of Chang L. Kong (the “Chang IRA”) and 41,208 shares beneficially owned by the Individual Retirement Account for the benefit of Chung W. Kong (the “Chung IRA”).  The Haeyoung and Kevin Tang Foundation, Inc. is a private foundation, for which Kevin C. Tang serves as President and Treasurer. Mr. Tang shares voting and dispositive power over the shares held by this foundation with his wife, Haeyoung K. Tang. Chang L. and Chung W. Kong are Kevin C. Tang’s in-laws and Mr. Tang may be deemed to have shared dispositive power over the shares held in the Chang IRA and the Chung IRA.  Kevin C. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein.  The mailing address of all of the foregoing persons and entities is c/o Tang Capital Management, LLC, 4401 Eastgate Mall, San Diego, CA 92121.

In the past, Tang Capital has held some of its shares in commingled margin accounts, which extended margin credit to Tang Capital, as and when required, to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts were pledged as collateral security for the repayment of debit balances in the accounts.  The margin accounts may have from time to time had debit balances. Since other securities were held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.  As of the date of this Proxy Statement no shares of Common Stock are held in margin accounts or otherwise pledged as security.

For information regarding purchases and sales of securities of Company during the past two years by Mr. Tang and his affiliates, see the information below under the heading “The Participants’ Transactions in the Company’s Securities.”

Andrew D. Levin, M.D., Ph.D.

The principal occupation of Dr. Levin is as a Principal at Tang Capital Management, LLC.  Dr. Levin’s business address is c/o Tang Capital Management, LLC, 4401 Eastgate Mall, San Diego, California 92121.

Mr. Levin does not beneficially own any Vanda securities.  Pursuant to his employment by Tang Capital Management, LLC, Dr. Levin is a participant in a deferred compensation plan, and the value of his plan account is indexed to the performance of Tang Capital, which includes shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

With the exception of the Form 4 filed December 2, 2008, with respect to a purchase of 145,000 shares of Common Stock by Tang Capital, which was inadvertently filed late, all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act by the Participants during the fiscal year ended December 31, 2008 were filed on a timely basis.

THE PARTICIPANTS’ TRANSACTIONS IN THE COMPANY’S SECURITIES

Set forth below are the dates and amounts of purchases of shares of Common Stock within the last two years by the Participants:

Entity	Transaction	Security	Trade Date	Shares
Tang Capital	Purchase	Common Stock	7/28/2008	100,000
Tang Capital	Purchase	Common Stock	7/29/2008	740,600
Tang Capital	Purchase	Common Stock	7/30/2008	735,800
Tang Capital	Purchase	Common Stock	7/31/2008	115,726
Tang Capital	Purchase	Common Stock	8/1/2008	5,714
Tang Capital	Purchase	Common Stock	8/4/2008	5,360
Tang Capital	Purchase	Common Stock	8/5/2008	145,583
Tang Capital	Purchase	Common Stock	8/6/2008	100,000
Tang Capital	Purchase	Common Stock	8/7/2008	413,000
Tang Capital	Sale	Common Stock	8/13/2008	(31,703)
Tang Capital	Sale	Common Stock	8/14/2008	(33,353)
Tang Capital	Purchase	Common Stock	8/18/2008	1,479
Tang Capital	Purchase	Common Stock	8/19/2008	182,900
Tang Capital	Purchase	Common Stock	8/20/2008	177,100
Tang Capital	Purchase	Common Stock	9/9/2008	1,100,000
The Haeyoung and Kevin Tang Foundation, Inc.	Purchase	Common Stock	9/10/2008	52,000
The Haeyoung and Kevin Tang Foundation, Inc.	Purchase	Common Stock	9/11/2008	22,900
The Haeyoung and Kevin Tang Foundation, Inc.	Purchase	Common Stock	9/12/2008	56,484
The Haeyoung and Kevin Tang Foundation, Inc.	Purchase	Common Stock	9/15/2008	86,200
Chang L. Kong	Purchase	Common Stock	9/16/2008	41,208
Chung W. Kong	Purchase	Common Stock	9/16/2008	41,208
Tang Capital	Purchase	Common Stock	9/19/2008	1,080,852
Tang Capital	Purchase	Common Stock	9/22/2008	100,000
Tang Capital	Purchase	Common Stock	9/23/2008	80,000
Tang Capital	Purchase	Common Stock	9/25/2008	600,000
Tang Capital	Purchase	Common Stock	11/7/2008	560,000
Tang Capital	Purchase	Common Stock	11/20/2008	145,000
Tang Capital	Disposal[1]	Common Stock	9/15/2008	(2,658,206)

Except as set forth above, none of the Participants have purchased or sold securities of the Company in the last two years.  None of the Participants has ever traded in options, puts, calls, swaps or other derivative instruments relating to shares of Common Stock.

1 Tang Capital held 2,658,206 shares of Common Stock in an account at Lehman Brothers International (Europe) (“LBIE”).  On September 15, 2008 LBIE was placed into administration under United Kingdom law and four partners of PriceWaterhouseCoopers LLP were appointed as joint administrators (the “Joint Administrators”). The Joint Administrators have advised us that most of Tang Capital’s shares were rehypothecated.  The Joint Administrators and UK counsel have further advised that LBIE’s customers will not be able to recover hypothecated shares, but instead will be entitled to a general unsecured claim with respect to such shares.  Accordingly, Tang Capital does not currently have beneficial ownership of such shares and has reduced the number of shares of the Company held by Tang Capital to the extent such shares were held at LBIE. Tang Capital does not waive any argument that it is entitled to recover such shares and expressly reserves such argument.

PRELIMINARY COPY — SUBJECT TO COMPLETION
[FORM OF PROXY CARD]
PROXY FOR THE ANNUAL MEETING
OF STOCKHOLDERS OF
VANDA PHARMACEUTICALS INC.
TO BE HELD [JUNE 5, 2009]
SOLICITED ON BEHALF OF TANG CAPITAL PARTNERS, LP
AND THE NOMINEES LISTED BELOW.

The undersigned hereby appoints and constitutes each of Kevin C. Tang and • (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc. (the “Company”) to be held on [June 5, 2009] at  •  (local time) at  • , and at any adjournments, postponements or continuations thereof, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting, including to vote for the election of a substitute nominee for director as such person or persons may select in the event a nominee becomes unable or is unwilling to serve as director or for one or more additional nominees for director as such person or persons may select in the event the number of directors to be elected at the meeting is increased.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL CAUSE YOUR SHARES TO BE VOTED AS YOU DIRECT. IF YOU RETURN THIS PROXY, PROPERLY EXECUTED, WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” THE STOCKHOLDER RESOLUTION INCLUDED AS PROPOSAL 2 AND YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO “ABSTAIN” FROM VOTING WITH RESPECT TO PROPOSAL 3.

This proxy will be valid  until the sooner of one year from the date indicated on the reverse side hereof or the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY!

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE MARK WITH AN (X) THE BOX INDICATING YOUR CHOICE.

TANG CAPITAL PARTNERS, LP RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED BELOW IN PROPOSAL 1.

Proposal No. 1 – Proposal to elect Kevin C. Tang and Andrew D. Levin, M.D., Ph.D. as directors of the Company.

To elect Kevin C. Tang and Andrew D. Levin, M.D., Ph.D. as directors of the Company	FOR ☐ all nominees	WITHHOLD ☐ AUTHORITY for all nominees	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW† ☐

†INSTRUCTIONS. If you do not wish your shares voted “For” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line in the box above. Your shares will be voted for the remaining nominee(s).

TANG CAPITAL PARTNERS, LP RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Proposal No. 2 – Proposal to approve the following stockholder resolution:

Now, Therefore, Be It Resolved, that the stockholders of the Company hereby request that the Board of Directors of the Company promptly take all necessary action to swiftly and orderly liquidate the Company’s remaining assets and return all remaining capital to the Company’s stockholders.

FOR ☐	AGAINST ☐	ABSTAIN ☐

TANG CAPITAL PARTNERS, LP TAKES  NO POSITION ON PROPOSAL 3.

Proposal No. 3 – Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

If the undersigned has previously submitted one or more proxies with respect to the aforementioned annual meeting, this proxy is intended to and shall revoke each such previously submitted proxy.

ADDRESS AREA

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
Date:_________________, 2009
Signature: __________________
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in BLACK or BLUE ink.